UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2020

ABIOMED, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-09585	04-2743260
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Cherry Hill Drive
Danvers, Massachusetts 01923

(Address of Principal Executive Offices, including Zip Code)

(978) 646-1400

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	ABMD	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02   Results of Operations and Financial Condition.

On April 30, 2020, ABIOMED, Inc. (the “Company,” “we” or “us”) issued a press release reporting our financial results for our fourth quarter ended March 31, 2020. A copy of the press release is set forth as Exhibit 99.1 and is incorporated herein by reference. The information contained in this report shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Act of 1934, whether made before or after the date hereof and regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such filing.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Reduction in Base Salary of Executive Officers

In April 2020, the Company announced that, in light of the disruption and uncertainty created by the evolving COVID-19 pandemic and its anticipated impact on the Company’s operations, all of its named and other executive officers, including the Company’s Chief Executive Officer, Chief Financial Officer, will be taking a temporary reduction in cash base salary through June 30, 2020. The Company’s Chief Executive Officer, Michael R. Minogue and its Chief Operating Officer, David Weber, will completely forgo their base salary, other than payments necessary to retain their benefits, resulting in a complete reduction in cash base salary for the remainder of the quarter. The Company’s Chief Financial Officer, Todd A. Trapp, and each of its other named executive officers will be taking a 50 percent reduction in cash base salary for the remainder of the quarter. These reductions in pay for the Company’s named executive officers are expected to last through June 30, 2020.

Reduction in Annual Cash Retainer for the Company’s Board of Directors

In April 2020, the Company announced that, in light of the disruption and uncertainty created by the evolving COVID-19 pandemic and its anticipated impact on the Company’s operations, the Board of Directors of the Company (the “Board”) determined that the annual cash retainer for each non-employee director serving on the Board or its committees will be temporarily reduced to 50 percent of the previously approved amount through June 30, 2020.  In the event that a non-employee director elected to receive equity in lieu of the annual cash retainer, as permitted under the Company’s non-employee director compensation program, such grant will occur in the ordinary course but will be reduced in value by 50 percent.

Item 7.01      Regulation FD Disclosure.

Acquisition of Breethe, Inc.

On April 24, 2020, the Company entered into a share purchase agreement with Breethe, Inc. (“Breethe”) providing for the acquisition of all of the issued shares of Breethe, a Maryland corporation. Breethe is engaged in research and development of a novel extracorporeal membrane oxygenation (ECMO) system that the Company expects will complement and expand Abiomed’s product portfolio to more comprehensively serve the needs of patients whose lungs can no longer provide sufficient oxygenation, including some patients suffering from cardiogenic shock, H1N1, or COVID-19. ECMO has also been utilized as a primary method of oxygenation and hemodynamic support for pediatric patients. Breethe has applied for 510k clearance by the Food and Drug Association (FDA). Terms of the acquisition are not being disclosed at this time.

Caution Concerning Forward-Looking Statements

This Form 8-K contains information that includes or is based on forward-looking statements within the meaning of the federal securities laws that are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Such statements include, but are not limited to, those regarding our financial performance and the impact of the COVID-19 pandemic on our operations and financial results and are subject to, among other risks, the COVID-19 pandemic and any related policies and actions by governments or other third parties. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q that we have filed or will file hereafter. We disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations or in events, conditions or circumstances on which those expectations may be based, or that affect the likelihood that actual results will differ from those contained in the forward-looking statements.

The information contained in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
99.1	Press release dated April 30, 2020

Exhibit Index

Exhibit	Description
99.1	Press release dated April 30, 2020

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABIOMED, Inc.

	By:	/s/ Todd A. Trapp
Todd A. Trapp Vice President and Chief Financial Officer (Authorized Signatory)
Date: April 30, 2020